Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Big Sky Growth Partners, Inc. of our report dated April 20, 2021, relating to the financial statements of Big Sky Growth Partners, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

April 20, 2021